Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
1. Registration Statement of QXO, Inc. on Form S-3 (No. 333-281084),
2. Registration Statements of QXO, Inc. on Form S-8 (Nos. 333-281106 and 333-286815) pertaining to the 2024 Omnibus Incentive Compensation Plan of QXO, Inc.;
of our report dated February 27, 2025, with respect to the consolidated financial statements of QXO Building Products, Inc. (formerly known as Beacon Roofing Supply, Inc.) included in this Annual Report (Form 10-K) of QXO, Inc. for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Tysons, Virginia
February 27, 2026